EXECUTIVE EMPLOYNIENT AGREEMENT

NEVADA STAR RESOURCE CORP.
10735 Stone Avenue North
Seattle, WA 98133

PRIVATE AND CONFIDENTIAL

May 6.2006

Robert Angrisano
P.O. Box 1089
Fall City, WA 98024

Dear Robert:

Re: Executive Employment Agreement with Nevada Star Resource Corp. (the "Company")

This Agreement co rms the terms and conditions of your employment by the Company and shall constitute your Employment Agreement. The terms and conditions are as follows: nfi

1. **Position and Duties.** You are employed by and shall serve the Company as its President/Chief Executive Officer, having the duties and functions described in Schedule A attached to this Agreement. Your duties and functions may be modified from time to time at the discretion of the Board. You shall perform and carry out your duties and functions, and provide such additional services as may be reasonably required, in such manner as the Board may from time to time direct. You report directly and solely to the Board.

2. **Term.** The terms and conditions of this Agreement shall have effect as of and from May 6, 2006 (the "Effective Date") and your employment as President/Chief Executive Officer shall continue until terminated as provided in this Agreement.

3. **Base Salary.** The Company shall pay you a base salary at the rate of $80,000 per year, payable semi-monthly, subject to the withholding of all applicable statutory deductions from your base salary and all other taxable income received from the Company.

4. **Annual Review.** The Board shall review your perfo mance and your total compensation package, which shall include, but not be limited to, Company granted stock options, annually.

5. **Performance Bonus.** Bonuses are at the discretion of the Board of Directors of the Company and may or may not be paid.

6. **Benefits.** The Company shall provide you with health, medical, dental, vision, disability, and such other benefits as are reasonable and appropriate for an executive level benefits plan, as determined from time to time by the Board. The Company shall pay the cost of the insurance policy carried by the President/Chief Executive Officer.

7. **Vacation.** During your employment with the Company under this Agreement, you shall be entitled to an annual paid vacation as determined by the Board from time to time, not to be less than 4 weeks per annum. You shall also receive all official holidays off with pay, as recognized by the Federal Government of the United States of America. You may elect to observe all holidays recognized as such by the Company.

8. **Reimbursement for Expenses.** During your employment under this Agreement the Company shall reimburse you for reasonable travel and other expenses actually and properly incurred by you in connection with the performance of your duties and functions. The reimbursement shall be made consistent with the policies of the Company from time to time as established by the Board. You shall be required to keep proper accounts and to furnish statements and vouchers (greater than $75.00) to the Company within 30 days after the date the expenses are incurred as a condition of reimbursement.

9. **Stock Options.** Subject to the receipt of all required regulatory and shareholder approval, the Company shall grant non-transferable ISO stock options to you to purchase up to 2,100,000 common shares of the Company at $0.35 per share for a period of three years, pursuant to the Company's Stock Option Plan, which options have been granted. The granting of the aforesaid stock options is controlled by the vesting as set forth in the Plan as well as those prescribed by relevant regulatory authorities and the Board..

10. **No Other Compensation or Benefits.** Unless otherwise acknowledged and agreed to in writing signed by all parties hereto, you shall not be entitled by reason of your employment by the Company or by reason of any termination of such employment, to any remuneration, compensation or benefits other than as expressly set forth in this Agreement.

11. **Service to Company.** During your employment under this Agreement you shall:

(a) well and faithfully serve the Company, at all times act in the best interests of the Company, and devote the whole of your working time, attention and energies to the business and affairs of the Company;

(b) comply with all policies and procedures from time to time formulated by the Board; and

(c) not, without the prior approval of the Board, carry on or engage in any other business or occupation or become a director, officer, employee or agent of or hold any position or office with any other Company, firm or person, except as a volunteer for a non-profit organization, for personal investments or for a personal holding company.

12. **Termination by Employee.** Subject to Section 15, you may resign as President/Chief Executive Officer of the Company at any time, but only by giving the Company at least three months' prior written notice of the effective date of your resignation. On the giving of any such notice, the Company shall have the right to elect, in lieu of the notice period, to pay you a lump sum equal to three months base salary, as referred to in Section 3 and as adjusted from time to time in accordance with Section 4. If the Company elects to pay you such lump sum amount in lieu of the notice period, the Company shall maintain the benefits and payments set out in Section 6 of this Agreement for three months after the date of your notice, but in all other respects your resignation and the termination of your employment shall be effective immediately.

13. **Termination by Company Without Cause.** The Company may terminate your employment as President/Chief Executive Officer at any time without cause by giving you written notice of the effective date of such termination and in all respects except as set out below; your resignation and termination of your employment shall be effective immediately. The President/Chief Executive Officer serves at the pleasure of the Board. On the giving of any such notice, the Company shall:

(a) pay you a lump sum equal to three months' base salary, as referred to in Section 3 and as adjusted from time to time in accordance with Section 4; and

(b) maintain the benefits and payments set out in Section 6 of this Agreement for three months commencing on the effective date of termination.

(c) pay all outstanding vacation time unused.

14. **Termination by Employer For Cause.** Notwithstanding the foregoing, the Company may terminate your employment as President/Chief Executive Officer of the Company for just cause or breach of this Agreement without any notice, severance or other payments.

15. **No Damages for Termination.** It is agreed that neither you nor the Company shall, as a result of the termination of your employment, be entitled to any notice, fee, salary, bonus, severance or other payments, benefits or damages in excess of what is specified or provided for in Sections 13, 14 or 15, whichever is applicable. Payment of all amounts pursuant to Sections 13, 14 or 15 shall be subject to the withholding of all applicable statutoiy deductions by the Company.

16. **Confidentiality.** You understand and agree that in the course of your employment with the Company, both before and after the Effective Date, you have obtained and will obtain knowledge of Confidential Information (as hereinafter defined) relating to the business and affairs of the Company, or of its partners, subsidiaries or affiliates. You agree that unless the Company otherwise agrees in writing or except as required by law:

(a) you shall keep all Confidential Information acquired by you, disclosed to you or developed by you, as a result of or in connection with or during the course of your employment, whether before or after the Effective Date, strictly confidential;

(b) all Confidential Information shall, as between you and the Company, be and

remain the property of the Company; and

(c) you shall not at any time, during or after your employment with the Company, disclose any Confidential Information to any third party or use any Confidential Information for any purposes other than those of the Company or for the benefit of any person or entity other than the Company.

For the purposes of this Agreement, "Confidential Information" means: (i) any information or knowledge relating to the relationship of the Company and/or any of its subsidiaries or affiliates with any clients, customers, suppliers, principals, shareholders, investors, collaborators, strategic partners, licensees, contacts or prospects of the Company or of its subsidiaries or affiliates, or relating to the requirements, specifications, proposals, orders, contracts or transactions of or with any such clients, customers, suppliers, principals, shareholders, investors, collaborators, strategic partners, licensees, contacts or prospects of the Coinpany or of its subsidiaries or affiliates; and (ii) all information or knowledge including, without limitation, all products, services, formulas, patterns, designs, systems, programs, devices, software, plans, processes, know how, research, discoveries, inventions, designs, developments, strategies, methods, ideas or compilations of information, that relate to the business or affairs of the Company and/or any of its subsidiaries or affiliates, or results from its or their marketing, research and/or development activities, and is private and confidential in that it is not generally known or available to the public.

17. **Governing Law.** This Agreement shall be governed by and interpreted in accordance with the laws of the state of Washington and the laws of the United States applicable thereto and the parties hereby attorn to the exclusive jurisdiction of the courts of the state of Washington.

18. **Schedules.** The documents attached to this Agreement and referred to herein are hereby incorporated into and made a part of this Agreement, but the contractual effect of such documents shall be determined and limited entirely by the references to such documents contained in the main body of this Agreement.

19. **Notice.** All notices or other communication required or contemplated under this Agreement to be given by one party to the other shall be delivered or mailed by prepaid registered post to the party to receive same at the address as set out below:

Robert Angrisano:
P.O. Box 1089
Fall City, WA 98024

Nevada Star Resource Corp.:
10735 Stone Avenue North
Seattle, WA 98133

Attention: Mr. Monty Moore. Chairman

All notices delivered shall be deemed to have been given and received on the first business day following the date of delivery. All notices mailed shall be deemed to have been given and received on the fifth business day following the date it was posted, unless between the time of mailing and actual receipt of the notice a mail strike, slow-down or other labor dispute occurs which might affect delivery of the notice by mail, then the notice shall be effective only if actually delivered.

20. **Currency.** All references to dollars or amounts of money in this Agreement shall refer to lawful money of the United States, unless otherwise expressly indicated.

21. **Integration.** This is an integrated agreement and may not be modified, except as specifically set forth above, other than by a writing signed by all parties.

Execution of this Agreement by affixing your signature below confirms your acceptance of the terms and conditions herein..

YOU ARE URGED TO CONSIDER FULLY ALL THE ABOVE TERMS AND CONDITIONS AND TO OBTAIN INDEPENDENT LEGAL ADVICE OR ANY OTHER ADVICE YOU FEEL IS NECESSARY BEFORE YOU EXECUTE THIS AGREEMENT.

NEVADA STAR RESOURCE CORP.
Approved via Board motion on May 5,2006

Accepted and agreed to by Robert Angrisano this 5th day of May, 2006.

Robert Angrisano

SCHEDULE A
THE PRESIDENT/CHIEF EXECUTIVE OFFICER DUTIES AND PERFORMANCE REVIEW

1) It is the responsibility of the President/Chief Executive Officer to:

   a) manage the business and affairs of the Corporation within the guidelines established by the Board and report to the Board of Directors;

   b) recommend to the Board strategic directions for the Corporation's business and when approved by the Board, implement the corresponding strategic, business and operational plans;

   c) direct and monitor the activities of the Coi-poration in a manner such that agreed upon targets are met and such that the assets of the Corporation are safeguarded and optimized in the best interests of all the shareholders;

   d) develop and implement operational policies to guide the Corporation within the limits prescribed by the Corporation's By-Laws and the framework of the strategic directions adopted by the Board;

   e) develop and recommend top-level organizational structure and staffing to the Board and direct the implementation of the Board's decisions in this regard;

   f) develop and seek the Board's concurrence for plans for management development and succession in all key positions and then implement such plans;

   g) manage and oversee the requirements interfaces between the Corporation and its shareholders, the investment community, media, government and their agencies, employees and the general public;

   h) meet regularly and as required with the Board members to ensure that they are provided in a timely manner with all information and access to management necessary to permit the Board to fulfill its statutory and other obligations;

   i) direct the activities of the Corporate Secretary.

2) Performance Review Process:

   a) Each year the Chairperson of the Compensation Committee shall canvas the Board members and their input regarding the performance of the President/Chief Executive Officer, request input and comments from the CEO and other officers as he/she may see fit and conduct a performance discussion with the President/Chief Executive Officer.

   b) The information which is used as a basis for discussion includes the list of duties of the President/Chief Executive Officer, the strategic and business plans, and list of objectives that were established at the last performance discussion or during the year.

   c) In addition to reviewing performance of the President/Chief Executive Officer for the previous year, a list of objectives is established for the ensuing year.

SCHEDULE B

BUSINESS OF THE COMPANY

The Company is a mineral exploration company that uses the most advanced technology to search for metals that are in high demand, such as platinum. The Company currently has projects in Alaska, Nevada and Utah.